UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

AVAX ONE TECHNOLOGY LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-40578	77-8726885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800-525 West 8th Avenue Vancouver, BC, Canada	V5Z1C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 757-0952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AVX	The Nasdaq Capital Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2026 (the “Effective Date”), Chris Polimeni resigned from his role as Chief Financial Officer of AVAX One Technology Ltd. (the “Company”), effective as of the Effective Date. Mr. Polimeni will remain with the Company as a financial consultant through December 31, 2026. There was no disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices in connection with Mr. Polimeni’s departure, nor has Mr. Polimeni been removed for cause.

On August 19, 2026, Stephanie Brady, age 57, was appointed as the Company’s Chief Accounting Officer and the Company’s primary financial officer. Previously, Ms. Brady served as the Company’s Corporate Controller beginning in January 2026. Since 2021, Ms. Brady served as the President of Nanook & Company, LLC, a consulting firm she founded that provides accounting, financial and reporting services to clients, including not-for-profit, privately held and publicly traded organizations. Stephanie has over 30 years of experience in finance and accounting and is a licensed certified public accountant in New York State. She graduated from Baruch College in New York City and has worked for national firms such as Deloitte in New York City and Washington, D.C and PricewaterhouseCoopers in Fort Lauderdale, Florida. Prior to joining AVAX One, Ms. Brady served as SVP of Finance for Accelerate360 Holdings, LLC, previously served as Chief Financial Officer of a publicly traded company, and was VP of Finance of Seisint Inc during its acquisition by Reed Elsevier Group.

In connection with her increased responsibilities, Ms. Brady will receive an increase in her compensation and receive a total payment of $20,000 per month and is eligible to receive certain incentive compensation for milestones connected to timely filing of the Company’s financial statements.

Item 7.01 Regulation FD Disclosure.

On August 19, 2026, the Company issued a press release announcing the leadership transition. A copy of the press release is attached to this report as Exhibit 99.1.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated August 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 19, 2026

AVAX ONE TECHNOLOGY LTD.

By:	/s/ Peter Wylie Jr
Name:	Peter Wylie Jr., Interim Chief Executive Officer